UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 12, 2010

China Executive Education Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-153574	75-3268300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Hangzhou MYL Business Administration Consulting Co. Ltd.
Room 307, Hualong Business Building,
110 Moganshan Road, Hangzhou, P.R.China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

310005
(Zip Code)

(86) 0571-8880-8109
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Forward Looking Statements Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation: our ability to attract and retain management, and to integrate and maintain technical information and management information systems; our ability to raise capital when needed and on acceptable terms and conditions; o The intensity of competition; and General economic conditions. Please see Risk Factors for discussion in detail. All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Item 1.01    Entry into a Material Definitive Agreement

    The disclosure set forth below under Item 2.01(Completion of Acquisition or Disposition of Assets) is hereby incorporated by reference to this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets

    On February 12, 2010, On Demand Heavy Duty Corp., a Nevada Corporation (the “Company”) acquired all of the outstanding capital stock of Surmounting Limit Marketing Adviser Limited, a Hong Kong corporation (“SLM”), through China Executive Education Corp., a Nevada corporation (the “Merger Sub”) wholly owned by the Company.  SLM is a holding company whose asset, held through a subsidiary, is 100% of the registered capital of Hangzhou MYL Business Administration Consulting Co., Ltd. (“MYL Business”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of SLM's operations are conducted in China through MYL Business, and through contractual arrangements with several of MYL Business’s consolidated affiliated entities in China, including Hangzhou MYL Commercial Services Co., Ltd. (“MYL Commercial”) and its subsidiaries.MYL Commercial is a fast-growing executive education company with dominant operation in Shanghai, the commercial center of China.

    In connection with the acquisition, the following transactions took place:

▪
The Merger Sub issued 20 shares of the common stock of the Merger Sub which constituted no more than 10% ownership interest in the Merger Sub to the shareholders of SLM, in exchange for all the shares of the capital stock of SLM (the “Share Exchange” or “Merger”). The 10 shares of the common stock of the Merger Sub were converted into approximately 21,560,000 shares of the common stock of the Company so that upon completion of the Merger, the shareholders of SLM own approximately 98% of the common stock of the Company.

▪	Post the transaction contemplated in the Merger Agreement, there were 22,000,000 shares of common stock issued and outstanding.

▪	Cody Love resigned as the Company’s Chief Executive Officer, Secretary and Treasurer on Feb 12, 2010.

▪	Kaien Liang, Chairman of SLM and MYL Business, was elected to serve on our Board of Directors as Chairman of, and was appointed as Chief Executive Officer of the Company.

▪	Pokai Hsu, Chief Executive Officer of SLM and MYL Business, was appointed as Chief Operating Officer of the Company.

▪	Tingyuan Chen, Chief Strategy Officer of SLM and MYL Business, was appointed as Chief Strategy Officer of the Company.

▪	Zhiwei Huang, Chief Financial Officer of SLM and MYL Business, was appointed as Chief Financial Officer of the Company.

▪
As part of the Merger, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), the Company transferred all of the outstanding capital of its subsidiary, On Demand Heavy Duty Holdings, Inc.  (“Holdings”) to certain of its shareholders in exchange for the cancellation of 3,000,000 shares of the Company’s common stock (the “Split Off Transaction”).  Holdings was engaged in the business of internet travel planning.  To date, Holdings’ activities were limited to capital formation, organization, set-up of a website and development of its business plan and target customer market.  Following the Merger and the Split-Off Transaction, the Company discontinued its former business and is now engaged in the executive education business.

▪
As part of the Merger, the Company’s name was changed from “On Demand Heavy Duty Corp.” to the Merger Sub’s name “China Executive Education Corp.” The Company is communicating with FINRA for the name change and trading symbol change on the OTC Bulletin Board.

    As a result of these transactions, persons affiliated with Surmounting Limit Marketing Adviser Limited  now own securities that in the aggregate represent approximately 98% of the equity in the Company.

New Management

    Upon the completion of the Merger, the new executive officers and directors of the Company will be:

Name	Age	Positions with the Company
Kaien Liang	37	Director, Chairman & Chief Executive Officer
Pokai Hsu	38	Chief Operation Officer
Tingyuan Chen	44	Chief Strategy Officer
Zhiwei Huang	42	Chief Financial Officer

    All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

    Kaien Liang, 37, Chairman of the Company. Born in Taiwan, in 1973. Before establishing the company, he has served as president of Singapore Magic of Success Training Co., Ltd from 2004 to 2006. Prior to that, Mr. Liang worked as Marketing Director at Asia Magic Your Life Group between 2000 and 2003, and Marketing Director of Success Magazine in Taiwan from 1997 to 2000. During that period, he had participated in and made huge investment in learning from several professional training programs by directly learning from 38 world-class masters in different management fields. Mr. Liang holds 14 internationally accredited certificates in respect of negotiation, marketing, sale, public speaking, customer service, etc. His total audience exceeds 500,000. His books, Never Say Impossible, Who is the Next Magic have been published and sold well.

    Pokai Hsu, 38, Chief Executive Officer. Born in Taiwan in 1972. He joined Asia Magic Your Life Group in 2003. He has served as the General Manager at Beijing Hongyuan Yingtong Cultural Press Co., Ltd. Between 2002 and 2003. Prior to that, he worked in Du Yunsheng Consulting Co., Ltd.  as the Chief Consultant for 2 years. Mr. Hsu is a master for potential motivating. By integrating his learning and achievements in motivational training in UK, USA, and Japan, Mr. HSU has created an efficient training system in unleashing employee potential. He has given lectures for over 2,300 times in the last 8 years, with the audience of over 200,000. In 2006, his bestseller, How to Be No.1 in China, broke the Guinness record on sale of book signing event.

    Tingyuan Chen, 44, Chief Strategy Officer.  Born in Taiwan in 1966.  Prior to joining Asia Magic Your Life Group in 2003, he worked for Steve Chen Training Entity as a lecturer for 4 years.  As a student of Mr. Abraham, the world “marketing wizard”, Mr. Chen specialized in teaching and coaching people in time management and strategic decision. Mr. Chen was graduated from National United University in Taiwan in 1986.

    Zhiwei Huang, 42, Chief Financial Officer of the Company. Mr. Huang joined the company in April, 2009. Prior to that, he has served as Financial Manager in Hangzhou Tai-Yang-Shen Marketing Co., Ltd. for 16 years.  Before that, he served as Accountant in Zhejiang Hangzhou Shipping Corp between 1989 and 1993. Mr. Huang was graduated from Wuhan River Transport College in 1989 and graduated from Zhejiang University of Finance & Economics in 2004.

    Please note that the information provided below relates to the combined Company after the Share Exchange, unless otherwise specifically indicated.

OVERVIEW

    The Company, Surmounting Limit Marketing Adviser Limited (“SLM”) was incorporated in Hong Kong under the Chapter 32 Companies Ordinance on October 17, 2007 as limited company. The Company has had no operation until it established 100% stake of MYL Business, a People’s Republic of China (“PRC”) company, on April 23, 2009.

    To comply with the PRC laws and regulations while providing our education services in China, SLM, through its WOFE subsidiary, MYL Business, entered into contractual agreements (known as “variable interest entity” (VIE) arrangement) with Hangzhou MYL Commercial Service Co. Ltd., (“MYL Commercial”), in May 2009, under which SLM provides exclusive management and technical services (the “Service Agreements”) to MYL Commercial and its related entities in exchange for substantially all of the net income of MYL Commercial. As collateral to ensure MYL Commercial and its subsidiaries’ payments under the Service Agreements, the shareholders of MYL Commercial and its subsidiaries, through an equity pledge agreement, pledged all of their rights and interests in MYL Commercial and its subsidiaries, including voting rights and dividend rights, to SLM. In addition, the shareholders of MYL Commercial, through an exclusive option agreement, granted to SLM an exclusive, irrevocable and unconditional right to purchase part or all of the equity interests in MYL Commercial and its subsidiaries when the purchase becomes permissible under the relevant PRC Law.

    We are a fast-growing executive education company in China. We operate comprehensive business training programs through our controlled affiliates and subsidiaries in Hangzhou and Shanghai, which are two prosperous and commercial cities of China. Our executive training programs are designed to fit the needs of Chinese entrepreneurs, and to improve their leadership skill, management skills and marketing skills, as well as bottom-line results. Our comprehensive business training initiatives integrate research-based, proprietary content with processes that are specifically and explicitly connected to the critical business issues that most private Chinese companies are facing. This allows the trainees to better utilize achieve their potentials and better align individual goals and competencies with organizational objectives of their employers or business. We have developed 22 training courses which include a core course, named “Seven Essential Classes for Business Executives”.

    We derive our sales revenue from selling our proprietary training courses. We also generate sales revenue from our “Featured Lectures” events which are organized by us periodically with the presence of world masters or well-known keynote speakers. In 2009, we have organized four (4) such Featured Lectures in Shanghai. The featured speakers are Mr. Mark Hansen, Writer of Chicken Soup for the Soul, Roger Dawson, the top US negotiator, Joe Girard, top sales executive and the keeper of Guinness Record, and Mr. John C. Maxwell, the World Master of Leadership.

    We sell our training programs through our own sales team which consists of 220 self-motivated sales staff. We also promote our services through the internet. Our websites are www.magicyourlife101.com and www.myl101.com . The domain name of www.magicyourlife101.com was registered by Mr. Kaien LIANG in the name of Surmounting Limit Marketing Adviser Limited (Shanghai). The registered operator of this website is Shanghai Kaiye Investment Consulting Co., Ltd..  The domain name of www.myl101.com is registered by Dreamer Marketing Adviser (Shanghai) Co., Ltd.. The registered operator of this website is MYL Commercial.

    Since our business inception in April 2009, we have experienced rapid and steady business growth. During the nine (9) months in operation in 2009, we have enrolled approximately 2,874 trainees to our program, and generated approximately US$12.76  million of fee payment, of which US $9.14 million has been recognized as sales revenue and US$ 3.31 million as the net profit in Year 2009. The operation results are set forth as follows:

In USD Million	3 Months ended June 30, 2009	3 months ended September 30, 2009	3 months ended December 31, 2009
Fee Payment*	2.70	4.22	5.84
Enrollments	392	889	1593

Note:  * Fee Payment is different from Sales Revenue, because of revenue recognition method and contractual arrangement.

Hangzhou MYL Business Administration Consulting Co., Ltd.

    MYL Business was incorporated as a limited liability company in April 23, 2009 under PRC law. It is currently 100% owned by SLM which is further 100% owned by Magic Dream Enterprises Ltd.  Our business is currently conducted through contractual arrangements among us, our subsidiary and our consolidated affiliated entities in China, principally MYL Commercial and its subsidiaries.  MYL Commercial and several of its subsidiaries hold the requisite licenses to provide executive education services in China. These contractual arrangements enable us to:

▪	exercise effective control over MYL Commercial and its subsidiaries;

▪	receive a substantial portion of the economic benefits from MYL Commercial and its subsidiaries; and

▪
have an exclusive option to purchase all or part of the equity interests in MYL Commercial and all or part of the equity interests in MYL Commercial’s subsidiaries that are owned by MYL Commercial or its nominee holders, as well as all or part of the assets of MYL Commercial , in each case when and to the extent permitted by PRC law.

OUR STRUCTURE

*non-active subsidiaries with no operations.

CONTRACTUAL ARRANGEMENTS

We need to use the following contractual arrangement to exercise effective control.

Agreements that Transfer Economic Benefits to Us

    Pursuant to our contractual arrangements with MYL Commercial and its subsidiaries, MYL Business provides management and consulting services to MYL Commercial and its subsidiaries in exchange for service fees. The service fees shall equal to 95% of the total income of MYL Commercial and its subsidiaries which can be waived by MYL Business from time to time in its sole discretion.

Agreements that Provide Effective Control over MYL Commercial and Its Subsidiaries

    We have entered into the following agreements with MYL Commercial and its subsidiaries that provide us with effective control over MYL Commercial and its subsidiaries:

▪
an exclusive service agreement, pursuant to which MYL Commercial  and its Subsidiaries irrevocably entrust to MYL Business the right of management and operation of MYL Commercial  and its subsidiaries and the responsibilities and authorities of their shareholders and directors of MYL Commercial and its subsidiaries;

▪
a voting rights proxy agreement, pursuant to which the shareholder of MYL Commercial  and its subsidiaries have granted the personnel designated by MYL Business the right to appoint directors and senior management of MYL Commercial  and its subsidiaries and to exercise all of their other voting rights as shareholders of MYL Commercial  and its subsidiaries, as the case may be, as provided under the articles of association of each such entity;

▪	a call option agreement, pursuant to which:

▪
neither MYL Commercial  nor any of its subsidiaries may enter into any transaction that could materially affect its assets, liabilities, equity or operations without the prior written consent of MYL Business;

▪	neither MYL Commercial nor any of its subsidiaries will distribute any dividends without the prior written consent of MYL Business and

▪
MYL Business or its designee has an exclusive option to purchase all or part of the equity interests in MYL Commercial, all or part of the equity interests in MYL Commercial ’s subsidiaries owned by MYL Commercial  or its nominee holders, or all or part of the assets of MYL Commercial , in each case when and to the extent permitted by PRC law. In case of MYL Business exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to the company immediately with no additional compensation to the owners; and

▪
an equity pledge agreement pursuant to which each of shareholders of MYL Commercial  has pledged his or its equity interest in MYL Commercial  and its subsidiaries, as the case may be, to MYL Business to secure their obligations under the relevant contractual control agreements, including but not limited to, the obligations of MYL Commercial  and its subsidiaries under the exclusive services agreement, the call option agreement, the voting rights proxy agreement described above, and each of them has agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their equity interest in MYL Commercial or its subsidiaries without the prior written consent of MYL Business.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

In the opinion of AllBright Law Offices, our PRC legal counsel:

▪	the ownership structures of MYL Business, MYL Commercial and its subsidiaries, both currently and after giving effect to this merger, are in compliance with existing PRC laws and regulations;

▪
the contractual arrangements among MYL Business, MYL Commercial  and its subsidiaries governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect; and

▪
the business operations of MYL Business and MYL Commercial  and their respective subsidiaries, as described in this Form 8-K, are in compliance with existing PRC laws and regulations in all material respects.

However, in spite of the above, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, there can be no assurance that the PRC regulatory authorities, in particular the SAIC which regulates executive education companies, will not in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the agreements that establish the structure for operating our PRC executive education business do not comply with PRC government restrictions on foreign investment in executive education businesses, we could be subject to severe penalties. See “Risk Factors — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the executive education industry, we could be subject to severe penalties”, “— Our business operations may be affected by legislative or regulatory changes” and “— The PRC legal system embodies uncertainties which could limit the legal protections available to you and us”.

COMPETITION

We face the competition on two different fronts. One is from those major Chinese university and business schools. They provide EMBA program targeting on corporation executives and entrepreneurs. The most popular EMBA programs available in China are from Euro-China International Business College in Shanghai, Cheung Kong Graduate School of Business, Tsinghua University and Shanghai Jiaotong University, etc. Those universities’ EMBA programs provide their students with around 300 hours of formal in-class training programs in the curriculum, and issue degree certificates to students at graduation. The tuition ranges from RMB 60,000 (approximately USD 9,000) to RMB 568,000 (approximately USD 85,000) for the whole program. Each year, each of the top business school enrolls 400 to 600 students. Their strict admission requirements have kept many young and less qualified candidates away from the program. Besides, the long study periods also inconvenience many business owners and executives.

Open-enrollment program provided by private education institution, like us, has emerged and constituted serious competition to those top business schools which provide formal executive training program. On the other hand, those peer companies also constitute direct competition with us. Among them, Jucheng Group (founded in 2003 in Shenzhen), Action Success International Education Group (founded in 2001 in Shanghai), and Sparta Group (founded in 2002 in Beijing) are most prominent companies in our business sector. We compete with them primarily on the basis of training courses, lecturers, prices, effectiveness of training execution and our brand name. Since those three companies have been in business longer than us and they have cross-region presence, they possess their strength in market coverage and pricing. However, we believe that we also have our competitive advantage in our international network and broad offering.

OUR STRATEGIES, RISKS AND UNCERTAINTIES

In order to enhance our position as one of the top executive education providers in China, we intend to expand our network, promote our brand name, create increasingly channels and explore new opportunities. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including the following:

▪	our limited operating history for our current operations and the short history of executive education sector that make it difficult for you to evaluate the viability and prospects of our business;

▪	competition from present and future competitors in China’s growing executive education market; and

▪
the possibility that the PRC government could determine that the agreements that establish our operating structure do not comply with PRC government restrictions on foreign investment in the executive education industry, which could potentially subject us to severe penalties.

These risks and uncertainties, along with others, are also described in the Risk Factors section of this Current Report on Form 8-K.

RISK FACTORS

An investment in our common stock or other securities involves a number of risks.  You should carefully consider each of the risks described below before deciding to invest in our common stock.  If any of the following risks develops into actual events, our business, financial condition or results of operations could be negatively affected, the market price of our common stock or other securities could decline and you may lose all or part of your investment.

The risk factors presented below are all of the ones that we currently consider material. However, they are not the only ones facing our Company.  Additional risks not presently known to us, or which we currently consider immaterial, may also adversely affect us.  There may be risks that a particular investor views differently from us, and our analysis might be wrong.  If any of the risks that we face actually occur, our business, financial condition and operating results could be materially adversely affected and could differ materially from any possible results suggested by any forward-looking statements that we have made or might make.  In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

We began our current business operations in April 2009. Accordingly, we have a limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by private business owners and executives. It is also difficult to evaluate the viability of our business model because we do not have sufficient experience to address the risks frequently encountered by early stage companies using new means to deliver education programs and entering new and rapidly evolving markets. These circumstances may make it difficult for you to evaluate our business and prospects.

Our senior management and employees have worked together for a short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

Due to our limited operating history and recent additions to our management team, certain of our senior management and employees have worked together at our company for only a relatively short period of time. As a result, it may be difficult for you to evaluate the effectiveness of our senior management and other key employees and their ability to address future challenges to our business.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have been rapidly expanding, and plan to continue to rapidly expand, our operations in China. We must continue to expand our operations to meet the demands of customers for executive training for larger and more diverse market coverage. This expansion has resulted, and will continue to result, in substantial demands on our management resources. To manage our growth, we must develop and improve our existing administrative and operational systems and, our financial and management controls and further expand, train and manage our work force. We have already begun selling our executive education training program through our sales agents who operate in the inland provinces and may in the future expand our presence to some major cities in China. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion. We may encounter difficulties when we expand into other cities or if we begin operations in other inland provinces in China due to different business practice, local government regulations and cultural factors. We may not be able to manage our current or future cross-region operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion may materially and adversely affect our business and future growth.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

To further expand our executive education business, we may require additional cash resources. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of alternative executive education companies;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	PRC governmental regulation of foreign investment in executive education companies in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our lectures or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the executive education industry, we could be subject to severe penalties.

Substantially all of our operations are or will be conducted through our indirectly wholly-owned operating subsidiaries in China, which we collectively refer to as our PRC operating subsidiaries, and through our contractual arrangements with our consolidated affiliated entities in China. PRC regulations still have strict restriction on foreign entities operating in the executive education industry in China. Accordingly, our PRC operating subsidiaries which are directly owned by non-PRC subsidiaries of ours, which we collectively refer to as wholly-foreign owned, or WOFE, operating subsidiaries, are currently ineligible to apply for the required licenses for providing executive education services in China. Our non-PRC subsidiaries are ineligible to apply for such required licenses too. As such, our executive education businesses are currently primarily provided through contractual arrangements between our WOFE operating subsidiaries and our consolidated affiliated entities in China, which we collectively refer to as our PRC operating affiliates. These PRC operating affiliates include MYL Commercial, MYL Business, Hangzhou Gongshu MYL Training School and Shanghai MYL Business Administration Consulting Co. Ltd.. Accordingly, our executive education businesses are currently conducted by (i) our indirect PRC operating subsidiaries and (ii) our PRC operating affiliates. Our PRC operating affiliates, which we control through contractual relationship are owned by either (i) one or more PRC citizens designated by us, (ii) one or more PRC entities owned by our subsidiaries or by our designated appointees or (iii) a combination of PRC citizens and PRC entities owned by our subsidiaries designated by us or our designated appointees. Our PRC operating affiliates, certain of their respective subsidiaries and certain of our indirect PRC operating subsidiaries hold the requisite licenses to provide executive education services in China. Our PRC operating affiliates and their respective subsidiaries directly operate our executive education business. While our indirect PRC operating subsidiaries are eligible for the required licenses for providing executive education services in China and some of our indirect PRC operating subsidiaries have obtained such licenses, we have been using and are expected to continue to use PRC operating affiliates and their subsidiaries to operate a significant portion of our executive education business for the foreseeable future. We have entered into contractual arrangements with PRC operating affiliates and their respective subsidiaries, pursuant to which we, through our PRC operating subsidiaries or non-PRC subsidiaries, provide technical support and consulting services to our PRC operating affiliates and their subsidiaries. In addition, we have entered into agreements with our PRC operating affiliates and each of their shareholders which provide us with the substantial ability to control these affiliates and their existing and future subsidiaries.

revoking the business and operating licenses of our PRC subsidiaries and affiliates;

discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with MYL Commercial  and its subsidiaries and shareholders for a substantial portion of our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with MYL Commercial and its subsidiaries and shareholders to operate our executive education business. For a description of these contractual arrangements, see “Corporate Structure” and “Related Party Transactions”. These contractual arrangements may not be as effective in providing us with control over MYL Commercial as direct ownership. If we had direct ownership of MYL Commercial, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of MYL Commercial which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if MYL Commercial or any of its subsidiaries and shareholders fails to perform its or his respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective. For example, if the shareholders of MYL Commercial were to refuse to transfer his equity interest in MYL Commercial to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if the shareholders of MYL Commercial were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and affiliated entities may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

As a result of this risk, you should evaluate our results of operations and financial condition without regard to these tax savings.

Our business is dependent upon the PRC government’s educational policies and programs.

As a provider of educational services, we are dependent upon governmental educational policies. Almost all of our revenue to date has been generated from the sale of lectures and materials relating to executive training. To the extent that the government adopts policies changes that significantly alter what is allowed in China, our products could become obsolete, which would affect our ability to generate revenue and operate profitably. We cannot assure you that the PRC government agencies would not adopt such changes.

We are subject to numerous PRC rules and regulations which restrict the scope of our business and could have a material adverse impact on us.

We are subject to numerous rules and regulations in the PRC, including, without limitation, restrictions on foreign ownership of internet and education companies and regulation of Internet content. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education and the internet are politically sensitive areas of the economy.  We are not aware that any of our agreements or our current organizational structure is in violation of any governmental requirements or restrictions, explicit or implicit.  However, there can be no assurance that we are in compliance now, or will be in the future.  Moreover, operating in the PRC involves a high risk that restrictive rules and regulations could change.  Indeed, even changes of personnel at certain ministries of the government could have a negative impact on us.  The determination that our structure or agreements are in violation of governmental rules or regulations in the PRC would have a material adverse impact on us, our business and on our financial results.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on economic situation and the tendency of executives to make commitment relating to their education during the year.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Our business is subject to the health of the PRC economy.

The purchase of educational lectures and materials not provided by the state educational system is discretionary and dependent upon the ability and willingness of executives and businesses to spend available funds on extra educational products. A general economic downturn either in our market or a general economic downturn in the PRC could have a material adverse effect on our revenue, earnings, cash flow and working capital.

We depend on our senior officers to manage and develop our business.

Our success depends on the management skills of Mr. Kaien Liang, Chairman and Chief Executive Officer, and his relationships with educators, administrators and other business contacts.  We also depend on successfully recruiting and retaining highly skilled and experienced authors, teachers, managers, sales persons and other personnel who can function effectively in the PRC.  In some cases, the market for these skilled employees is highly competitive.  We may not be able to retain or recruit such personnel, which could materially and adversely affect our business, prospects and financial condition.  We do not maintain key person insurance on these individuals.  The loss of Mr. Hsu would delay our ability to implement our business plan and would adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights.

Our intellectual property consists of lectures and formats, which are contained in our library, and courseware which we developed by engaging authors and educators to develop these materials.  Our proprietary products are primarily protected by trade secret laws.  Although we require our authors and employees to sign confidentiality and non-disclosure agreements, we cannot assure you that we will be able to enforce those agreements or that our authors and software development employees will not be able to develop competitive products that do not infringe upon our proprietary rights. We do not know the extent that PRC courts will enforce our proprietary rights.

Others may bring defamation and infringement actions against us, which could be time-consuming, difficult and expensive to defend.

As a distributor of educational materials, we face potential liability for negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute.  Any claims could result in us incurring significant costs to investigate and defend regardless of the final outcome.  We do not carry general liability insurance that would cover any potential or actual claims. The commencement of any legal action against us or any of our affiliates, whether or not we are successful in defending the action, could both require us to suspend or discontinue the distribution of some or a significant portion of our educational materials and require us to allocate resources to investigating or defending claims.

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business in the PRC, we need licenses from the appropriate government authorities, including general business licenses and an education service provider license.  The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Many businesses in the PRC, do not have sufficient funds to purchase textbooks, educational materials or lectures and course materials.  In addition, provincial and local governments may not have the funds to support the implementation of a curriculum using our educational products or may allocate funds to programs which are different from our products. Our failure to be able to sell our products and services to students in certain areas of the PRC may inhibit our growth and our ability to operate profitably.

Changes in the policies of the government in the PRC could significant impact our ability to operate profitably.

The economy of the PRC is a planned economy subject to five-year and annual plans adopted by the government that set down national economic development goals.  Government policies can have significant effect on the economic conditions of the PRC generally and the educational system in particular.  Although the government in the PRC has confirmed that economic development will follow a model of market economy under socialism, a change in the direction of government planning may materially affect our business, prospects and financial condition.

Inflation in the PRC could negatively affect our profitability and growth.

While the economy in the PRC has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our services rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the government has imposed controls in bank credits, limits on loans for fixed assets purchase, and restrictions on state bank lending. Such an austerity policy can lead to a slowing economic growth which could impair our ability to operate profitably.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating personnel and operations of the acquired companies with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion which may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change, and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the PRC will not significantly alter its policies from time to time without notice in a manner which reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in the PRC remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. The government of the PRC also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in the PRC, could have a material adverse effect on our business, results of operations and financial condition.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay the tax, together with late-payment interest and penalties.

If any of our PRC affiliates becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy those assets, which could reduce the size of our executive education distribution network and materially and adversely affect our business, ability to generate revenue and the market price of our stock.

To comply with PRC laws and regulations relating to foreign ownership restrictions in the executive education business, we currently conduct our operations in China through contractual arrangements with MYL Commercial, its shareholders and subsidiaries. As part of these arrangements, MYL Commercial and its subsidiaries hold certain of the assets that are important to the operation of our business. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of MYL Commercial and its subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of our stock.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. Currently, MYL Business may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect MYL Business’s ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Because our earnings and cash and cash equivalent assets are denominated in Renminbi and the net proceeds from this offering will be denominated in U.S. dollars, fluctuations in exchange rates between U.S. dollars and Renminbi will affect the relative purchasing power of these proceeds and our balance sheet and earnings per share in U.S. dollars following this offering. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005 the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. As of March 31, 2009, the Renminbi had appreciated approximately 17.4% against the U.S. dollar since July 21, 2005. On March 31, 2008, the Renminbi was valued against the U.S. dollar at approximately RMB6.8240 to the U.S. dollar. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. We do not intend to enter into any hedging transactions. Even if we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Price controls may affect both our revenues and net income.

The laws of the PRC provide the government broad power to fix and adjust prices. We need to obtain government approval in setting our prices for classroom coursework and tutorials. Although the sale of educational materials over the Internet is not presently subject to price controls, we cannot give you any assurance that they will not be subject to controls in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our services will be limited and we may face no limitation on our costs. As a result, we may not be able to pass on to our students any increases in costs we incur, or any increases in the costs of our faculty. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable PRC regulatory authorities.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of most developed countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most developed countries including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of other developed countries.

Because our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Our directors and our executive officers reside in the PRC and all of our assets are located in the PRC. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under PRC law if disputes arise under contracts with third parties.

All of our agreements, which are made by our PRC subsidiaries, are governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under PRC law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in the Renminbi. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 17% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and March 23, 2009. However, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent our future revenues are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Recent recalls of PRC products may affect the market for our stock.

Although we do not sell consumer products in the international market, the recent recalls of PRC products in the United States and elsewhere could affect the market for our stock by causing investors to invest in companies that are not based on the PRC.

Certain of our stockholders control a significant amount of our common stock.

Approximately 80% of our outstanding common stock is owned by our chairman, Mr. Kaien Liang.  Mr. Liang presently has the voting power to elect all of the directors and approve any transaction requiring stockholder approval.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price.

Risks Associated with Investing in our Common Stock

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Although we do not have any authorized preferred stock at the moment, we cannot assure you that there will not be preferred stock in the future, which may have superior liquidation rights, voting rights and other rights.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-K annual report for the year ended December 31, 2009, and we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2010. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and potential government restrictions, we may be unable to pay dividends.

Payment of dividends to our shareholders would require payment of dividends by our PRC subsidiaries to us. This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the United States. Although our subsidiaries’ classification as wholly-owned foreign enterprises under PRC law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very limited. Over the last two years, the market price for our common stock has not been traded. Any future market price for our shares is likely to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

The registration and potential sale, either pursuant to a prospectus or pursuant to Rule 144, by certain of our selling stockholders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of our selling stockholders pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to a prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements. MYL Business is referred to herein as “we”, “us”, “our”, or the “Company.” The words or phrases “would be,” “will allow,” “expect to”, “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources”. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors”. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this document reflect the Merger and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

We mainly operate through MYL Business.  We are a fast-growing executive education company in China, we operate comprehensive training programs through our controlled companies and subsidiaries in Hangzhou and Shanghai, two prosperous and commercial cities of China. We provide Chinese business executives with systematic training in leadership development. We also provide highly effective personal skill development programs, such as, decision making skills, negotiation skills, presentation skills and people skills. Such practical skills development programs have been well accepted by increasing number of Chinese entrepreneurs, business executives and corporation senior management.

Our open-enrollment training programs include our proprietary training courses and featured lectures. Our proprietary training courses include one package of 7 courses for CEO and C-Level managers, as well as 21 leadership and personal development courses, which are on the topic of management skills, negotiation skills, leadership skills, public speaking skills, etc.  Featured Lectures are delivered by world masters invited by us.  Those World Masters are experts or well-known speakers in each relevant field.  Lectures are delivered to a large audience. MYL Business’s network of speaking professionals is a leading platform in China at inspiring audiences to new levels of motivation and commitment.

Since the formal launching of our operation in April 2009, we have provided our training programs to 2,874 of Chinese business owners and executives. They come from different provinces and from different industries. And they also represent different sizes of business.  Some of our top corporation clients have multi-million dollars of sales, such as, Tieniu Group, Jiangsu Shenhua Real Estate Co.,Ltd., Beijing Holliland Enterprise Investment Management Co., Ltd., WanLong Ski Resort, Shenzhen Baoan Fenda Industrial Co., Ltd. and so on

Top Five Clients	Enrollment Fee Paid
Tieniu Group	$940,849.19
Jiangsu Shenhua Real Estate Co.,Ltd.	$341,712.44
Beijing Holliland Enterprise Investment Management Co.,Ltd.	$242,108.34
WanLong Ski Resort	$188,978.03
Shenzhen Baoan Fenda Industrial Co., Ltd.	$93,844.8

In year 2009 with 9 months of operation, we have generated RMB 62.44 million (approximately USD 9.14 million) in revenue and RMB 25.09 million (approximately USD 3.31 million) of net profit. Both client base and sales have experienced continuous growth from month to month.

Our Industry

We operate in China’s professional training industry, which is one of the fastest growing sectors in China’s education industry. According to the China Education Yearbook, China’s total educational expenditures were approximately RMB1, 214.8 billion in 2007 (approximately $178.6 billion), representing a compound annual growth rate, or CAGR, of approximately 15.4%, since 2000, as illustrated in the following chart. The school system run by the State and local government accounts for over 60% of the funding and expenditure.

Annual Education Expenditure of China

  RMB Billion

According to the Report of Investment Analysis and Prospect of China Training Industry 2010-2015, as of the end of 2007, the estimated size of the vocational training and professional training market was around RMB 300 billion (approximately USD 44 billion). And as one of the major segments of the professional training industry, China’s executive training has emerged and grown rapidly in the last few years.  The market was estimated with a size about RMB 2 billion (approximately $294 million) in 2002; then was increased to over RMB 16 billion (approximately 2.35 billion) in 2004, and jumped to RMB 30 billion (approximately $4.41 billion) in 2006.

China’s professional training industry has also been further divided in more sub-segments, such as, career development training, foreign language training, technique and skills training, and executive training. As Chinese companies and working force confront competition in the global market, the needs for steady improvement of the skills and efficiency on different levels will stimulate continuing growth in demand for specialized professional education services in different fields.

Executive training is a special business segment. The target clients for executive training business are corporation executives, C-level managers and private business owners. The training programs mainly include leadership development, corporation strategy, decision making and other personal skill development. China’s executive education sector is characterized with the following nature:

•
Young and in early development stage. In comparison with other professional training segments, China’s executive training industry is young and just has 10 years history. It was first introduced by foreign education institute to top Chinese business schools in late 1990s, then expanded to the private sector with many active participants.

•
Strong market demand. Driven by the booming Chinese economy and spirit of entrepreneurism in the private business sector,  demand for open-enrollment and easy access high-level education program from more than 6 million of  Chinese private business owners and over 10 million business executives in China is strong.

•
Fragmented market. Because low entry barrier, now there are thousands of executive training providers in China. There is no dominant player in the national market yet.  According to the study conducted by China Investment & Industry Research Center, there were more than 70,000 training companies nationwide, of which more than 10,000 located in Beijing and Shanghai, but quite few of them have generated RMB 10 million or more of sales revenue annually.

Factors Affecting Our Results of Operation

The increase in our operating results was attributable to a number of factors, which include the strong market demand for quality executive training programs in China, and our effective execution of our business formation plan in Hangzhou and Shanghai, We believe that our business model and quick establishment in the target market have given us a considerable advantage over our competitors.  We expect our business will continue its growth in the years to come, and our future growth will depend primarily on the following factors:

Increasing Domestic Spending in Executive Training in China

The demand for our training program is directly related to the training spending in China. The increase in training spending is largely determined by the economic conditions in our country. According to the data released by National Bureau of Statistics of China on January 21, 2010, China’s economy has expanded by 8.7% in 2009, and its annual growth rate has been in the range of 8% to 13% in the recent decade. We believe, the fast growing economy is going to generate more demand for professional training, including business executive training programs. We expect the training spending in China will maintain its double-digit growth in the years to come.  However, we cannot give you any assurance that post growth will continue or stay the same.

Increasing Numbers of Private Businesses

According to the Report of Investment Analysis and Prospect of China Training Industry 2010-2015 by China Investment & Industry Research Center in January 2010, there were approximately 31.5 million of small and middle-sized business in China in 2006, increased by 11.2% compared to 2005, and in the coming three years, the number of small and middle-sized company is expected to keep growing at annual growth rate of 7%-8%. It is estimated that by 2012, the number of small and middle-sized company will reach approximately 50 million. The business owners and executives are eager to improve their skills of management, leadership, marketing, negotiating and investment skills.

Promotion of Our Brand Name to Attract More Clients Cross the Country

We plan to promote our brand name, Magic Your Life TM in China. We believe that the enhancement of public awareness to our brand name will help to broaden our client base all over China.

Network with and Retain More Masters

Since Featured Lectures are one of the major revenue generating venues for us, we need to expand business networking and retain more top talents to our lecturer and guest speaker team.  In 2010, we intend to host more Featured Lectures or large session of events to attract more enrollments and sell our programs to more clients.

New Training Program Offer for the Rich 2nd Generation

As China become the country with the 2nd largest number of billionaires and super-rich people. The inheritance of the wealth and business has become a big concern to the Country and the families. We intend to develop and launch our special training programs for the children of the most affluent Chinese. The program will help this specific group of clients to improve their business management skills and personal skills.  We believe that this business initiative will help to further expand our business in the following years.

Intellectual Property

MYL Business has officially filed with the respective trademark offices in the PRC, Hong Kong, and the US the application for registration of   (FORBOSS Business Mentor Group) as registered trademark. Such application is subject to review and authorization by the respective trademark offices. In Hong Kong, the said application is pending as it has been challenged by third parties. Ms. Chiayeh LIN, one of the management of MYL, has officially filed with the trademark office of the PRC the application for registration of   (Magic You Life) as registered trademark, Such application is subject to review and authorization by the trademark office of the PRC.

Mr. Kaien Liang, our Chairman and controlling shareholder of MYL, is the writer of his books Who is The Next Magic and Never Say Impossible, which sell in thousands. Meanwhile, Mr. Pokai Hsu, is the writer of How to be No.1 in China.

Marketing

We market our executive training service directly to business executives. As of December 31, 2009, we had 220 sales and marketing personnel. Our sales team generates sales and sales leads through tele-marketing campaign, mass-mailing campaign, and business referrals. We also market our training program by organizing or sponsoring business seminars or other social and business events.

We will further increase the size of our sales and marketing team as we continuously grow our business and add more training programs.

Employees

MYL Business currently has around 274  full-time employees as of December 31, 2009, including 10 in research and development, 19 in administration and HR department, 8 in financial department, 12 in customer service department, 5 in network department and 220 in sales and marketing.

Growth Strategy

We intend to grow our business by pursuing the following:

Increase our market coverage. We expect to increase our market coverage through extensive tele-marketing campaign and mass mailing. We also intend to establish and expand our sales agent network in inland provinces.  We believe there are many untouched opportunities there.

Expand course offerings.  We intend to expand our executive training program by adding more courses, such as, Effective Corporation Finance Management, Strategic Investment, and Capital Market Operation, etc. We also intend to add our course offerings to the 2nd generation of the affluent families.

Pursue strategic acquisitions.  During recent years, we have made strategic acquisitions to expand into other C-level management training segment, which has much big potential client base. We also seek acquisition opportunities in other major commercial centers to expand our business presence.

Strengthen our international network. We intend to establish strategic alliances with major international executive training and leadership development institutions.  Leveraging their capacity and bringing them to our classes will generate more value to our clients.  We also seek the opportunity of business cooperation with major international education institutions and develop some jointly operated programs.

Management Discussion and Analysis of Results of Operation

Operation Results for the Fiscal Year Ended December 31, 2009
Revenue

We have an operating history of less than one year, having started operation in April, 2009.  The following table sets forth information from our statements of operations for the nine months ended December 31, 2009, in dollars

Revenue
Our Proprietary Training Courses	US$ 4,649,105
Featured Lectures	US$ 4,491,061
Total Revenue	US$ 9,140,166

During the period ended December 31, 2009, we had revenues of $ 9,140,166

Cost of Revenue

During the period  ended December 31, 2009, our cost of revenue was $2,861,710

Selling, General and Administrative Expenses

Selling, general and administrative expenses, totaled $975,108  during the period ended December 31, 2009

Interest Expense

Interest expense  was  $ nil  during the period ended December 31, 2009.

Net Income Attributable to SLM

As a result of the factors described above, we had net income attributable to SLM in the amount of $ 3,307,048 during the period ended December 31, 2009

Comprehensive Income

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our comprehensive income was $1,591  during the period ended December 31, 2009.

Liquidity and Capital Resources

Presently, our principal sources of liquidity were generated from our operations.  As of December 31, 2009, we were able to generate $ 3,307,048  of net income attributable to SLM and our operating have produced a positive cash flow of $ 6,381,770 for the  period ended December 31, 2009.  Based on our current operating plan, we believe that our existing resources, including cash generated from operations, will be sufficient to meet our working capital requirement for our current operations. In order to fully implement our business plan and continue our growth, however, we will require additional capital either from our shareholders or from outside sources.

Operating Activities

Cash provided by operating activities totaled $6,478,315 for the period ended December 31, 2009

Investing Activities

Cash used in investing activities was $ 186,008 for acquiring fixed asset and property use right for the period ended December 31, 2009

Financing Activities

The Company has raised $87,871 by issuing equity stock to its founder. And the Company has not raised any money through debt instrument in 2009. Therefore, the cash provided from financing activities for the period ended December 31, 2009 is $87,871.

Properties

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a "land use right," which we sometimes refer to informally as land ownership. There are four methods to acquire land use rights in the PRC: (1) grant of the right to use land; (2) assignment of the right to use land; (3) lease of the right to use land; and (4) allocated land use rights In comparison with Western common law concepts, granted land use rights are similar to life estates and allocated land use rights are in some ways similar to leaseholds. Granted land use rights are provided by the government in exchange for a grant fee, and carry the rights to pledge, mortgage, lease, and transfer within the term of the grant. Land is granted for a fixed term, generally 70 years for residential use, 50 years for industrial use, and 40 years for commercial and other use. The term is renewable in theory. Unlike the typical case in Western nations, granted land must be used for the specific purpose for which it was granted.  Allocated land use rights are generally provided by the government for an indefinite period (usually to state-owned entities) and cannot be pledged, mortgaged, leased, or transferred by the user. Allocated land can be reclaimed by the government at any time. Allocated land use rights may be converted into granted land use rights upon the payment of a grant fee to the government.

MYL Business operates in two offices, one of which is located at Room 307, Hualong Business Building, 110 Moganshan Road, Gongshu District, Hangzhou, China. This office consists of approximately 517 square feet which we leased from Ms. Weili Yan and Mr.  Xiaowei Zhu for $ 4,878 a year. The agreement will be renewed every year. The other office is located in Cimic Square, 800 Shangcheng Road, Pudong Mew District, Shanghai, China. This office consists of approximately 17,018 square feet which we leased from Shanghai Shengkang Cimic Realty Investment Co.,Ltd for $ 278,817 a year. The agreement will be renewed every other year.
MYL Business holds the Certificate of Ownership of property of the People’s Republic of China, which indicates:

Certificate No.	Location	Purpose	Area (sq.m.)	Registration date
F.Q.Z.K.Z.No. A94134	1-12-2 Building No.56, Haiyi Residential Quarters, Dalian Economic & Technology Development Zone	Residential	72.03	October 13, 2009

*Under the law of the PRC, the registered owner to the property shall be deemed the legal and beneficial owner thereof. Therefore, MYL Business lawfully owns the said apartment.

Executive Compensation

None of the individuals who served as officers of the Company during the past  period  will remain an officer or director of the Company after the merger.

The following table sets forth all compensation paid or accrued by MYL Business to the individuals who will become the officers and directors of the Company for services rendered during fiscal year 2009. The compensation comprises base salary and bonus.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Kaien LIANG	2009	11,713		-	-	11,713
Chief Executive Officer and				-	-
Chairman of the Board

Pokai HSU	2009	9,370		-	-	9,370
Chief Operation Officer				-	-

Tingyuan CHEN	2009	9,370	-	-	-	9,370
Chief Strategy Officer			-	-	-

Zhiwei HUANG	2009	8785		-	-	8,785
Chief Financial Officer		-	-	-	-	-

(1) The Company pays salaries in RMB to all executive officers and directors of the board every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2009, i.e. 6.83.

Employment Agreements

    MYL Business has signed with its officers the employment agreements of indefinite term, which implies that such employment will remain until the occurrence of the statutory conditions on revocation or termination of the employment agreements. Their monthly salaries vary from RMB 8,000 to RMB 10,000.

    MYL Business has signed with its regular employees, mainly administrative staff, the employment agreements of indefinite term, which implies that such employment will remain until the occurrence of the statutory conditions on revocation or termination of the employment agreements. Their monthly salaries consist of the basic salary of RMB 1,500 plus bonus.

    Additionally, MYL Business has retained the service of leased employees, mainly salesmen, from Zhejiang Foreign Service Corporation Ningbo Branch (“ZFS”), under which the ZFS shall lease its employees to MYL Business while MYL Business shall pay the fees on such leased employment, consisting of the service fees for ZFS at the monthly rate of RMB 70 every leased employee, as well as the social insurance fees relevant to and the pay for the leased employees.

Security Ownership of Certain Beneficial Owners and Management

    Upon completion of the Merger and Splitoff, there were 22,000,000 shares of the Company’s common stock issued and outstanding.

    The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of February 12, 2010 by the following:

▪	each shareholder who beneficially owns more than 5% of our common;

▪	each of our named executive officers;

▪	Each of our directors; and

▪	Executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of February 12, 2010 (including shares subject to restrictions that lapse within 60 days of February 12, 2010) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Kaien LIANG	17,600,000	(1)	80%
Pokai HSU	1,760,000		8%
Tingyuan CHEN	1,100,000		5%
All such directors and executive officers as a group (3 persons)	20,460,000		93%
Five Percent Shareholders (other than directors and named executive officers)

(1)           All shares are owned beneficially through Magic Dream Enterprises Ltd. Except as otherwise noted, each shareholder’s address is c/o Hangzhou MYL Business Administration Consulting Co., Ltd., Room 307, Hualong Business Building, 110 Moganshan Rd., Gongshu District, Hangzhou, China.

Critical Accounting Policies and Estimates

 The Company's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the Company's opinion, the consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management's most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, the Company utilized available information, including its past history, industry standards and the current economic environment, among other factors, in forming the Company's estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of the Company's results of operations to those of companies in similar businesses. We believe that of the Company's significant accounting policies, the following may involve a higher degree of judgment and estimation.

Principles of Consolidation

 The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, as well as controlled consolidated affiliates. All inter-company transactions and balances were eliminated.

Foreign Currency

The Company's principal country of operations is in The People's Republic of China ("PRC"). The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rate of exchange in effect at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments arising from the translation of the financial statements into the reporting currency ("US Dollars") are included as a separate component within shareholders' equity as "Accumulated Other Comprehensive Income". Translation adjustments for the period beginning from April 23, 2009 to December 31, 2009 totaled $ 1,591 . As of December 31, 2009 , the exchange rate was 6.8282RMB per U.S. Dollar and average exchange rate for the operating year 2009 was 6.8314 RMB per U.S. Dollar.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenues consist of the invoice value of the sale of goods net of sales returns and allowances.

Taxation

    Income taxes are provided in accordance with the FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

    Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is entirely dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Recently Issued Accounting Pronouncements

    In September 2006, FASB issued SFAS No. 157. Effective June 1, 2008, the Group adopted the measurement and disclosure other than those requirements related to nonfinancial assets and liabilities in accordance with guidance from FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157,” which delayed the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal year beginning after November 15, 2008. The Group does not expect the adoption of SFAS No. 157 for nonfinancial assets and liabilities will have a significant effect on the Group’s consolidated financial position or results of operations or cash flows.

    In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combination”. This standard replaces SFAS No. 141, “Business Combination”. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies prospectively to business combinations with acquisition dates on or after the beginning of the first annual reporting period on or after December 15, 2008. An entity may not apply SFAS No. 141R before that date. The Group does not expect that the adoption of SFAS No. 141(R) would have a significant effect on its consolidated financial position or results of operations or cash flows

    In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” to improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report non-controlling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and non-controlling interests by requiring they be treated as equity transaction. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Group’s adoption of SFAS 160 did not have a material effect on its consolidated financial position or results of operations, other than the expected reclassification of minority interests to shareholder’s equity on June 1, 2009.

    In March 2008, The FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Group is currently evaluating whether the adoption of SFAS No. 161 will have a significant effect on its consolidated financial position, results of operations or cash flows.

    In April 2008, the FASB issued FSP FAS142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset in this FSP shall be applied prospectively to intangible assets acquired after the effective date. The Company is currently evaluating whether the adoption of FSP 142-3 will have a significant effect on its consolidated financial position or results of operations or cash flows.

    At the November 24, 2008 meeting, the FASB ratified the consensus reached by the Task Force in Issue (“EITF”) No. 08-6, “Equity Method Investment Accounting Considerations”. Because of the significant changes to the guidance on subsidiary acquisitions and subsidiary equity transactions and the increased use of fair value measurements as a result of SFAS No. 141R and SFAS No. 160, questions have arisen regarding the application of that accounting guidance to equity method investments. EITF 08-6 provides guidance for entities that acquire or hold investments accounted for under the equity method. This issue is effective for transactions occurring in fiscal years and interim periods beginning on or after December 15, 2008. Early adoption is not permitted. The Company is currently evaluating whether the adoption of EITF 08-6 will have a significant effect on its consolidated financial position or results of operations or cash flows.

    On April 1, 2009, the FASB issued a FSP No. 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies”. This FSP amends and clarifies SFAS 141(R) to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP FAS 141(R)-1 shall be effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Group does not expect that the adoption of FSP FAS 141(R)-1 would have a significant effect on its consolidated financial position or results of operations or cash flows.

    On June 12, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS No. 166”). SFAS No. 166 amends the de-recognition guidance in Statement 140 and eliminates the exemption from consolidation for qualifying special-purpose entities (QSPEs). As a result, a transferor will need to evaluate all existing QSPEs to determine whether they must now be consolidated in accordance with Statement 167. Statement 166 is effective is for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Group is currently evaluating whether the adoption of SFAS No. 166 may have on its consolidated financial position or results of operations or cash flows.

    On June 12, 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS No. 167 amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under Interpretation 46(R). While the Board’s discussion leading up to the issuance of Statement 167 focused extensively on structured finance entities, the amendments to the consolidation guidance affect all entities and enterprises currently within the scope of Interpretations 46(R), as well as QSPEs that are currently excluded from the scope of Interpretation 46(R). The Statement is effective as of the beginning of the first fiscal year that begins after November 15, 2009. The Group is currently evaluating whether the adoption of SFAS No. 167 may have on its consolidated financial position or results of operations or cash flows.

Off-Balance Sheet Arrangements

    None.

Controls and Procedures

    The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, or the Exchange Act. This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission. The Company's management, including its chief executive officer and chief financial officer, have evaluated the effectiveness of disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation, the Company's principal executive officer and principal financial officer have concluded that the Company's disclosure controls and procedures were effective as of the end of the period covered by this report. There were no changes to the Company's internal control over financial reporting during its last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Audit Committee Financial Expert

    Our board of directors currently acts as our audit committee. Because we only recently executed the share exchange and the private placement, our Board of Directors is still in the process of finding an "audit committee financial expert" as defined in Regulation S-K and directors that are "independent" as that term is used in Section 10A of the Securities Exchange Act.

Audit Committee

    We have not yet appointed an audit committee. At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

    We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

    We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee. We are in search for qualified independent board members to staff this committee.

Section 16(a) beneficial reporting compliance

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock. Copies of such reports are required to be furnished to us. We are not aware of any instances in fiscal year ended December 31, 2009 when an executive officer, director or any owner of more than 10% of the outstanding shares of our common stock failed to comply with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Code of Ethics

    We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer and are in the process of adopting such a code.

RELATED PARTY TRANSACTIONS

Agreements Among Us, Hangzhou MYL Business Administration Consulting Co., Ltd., Hangzhou MYL Commercial Service Co., Ltd. and Its Subsidiaries

We have entered into a series of contractual arrangements with Hangzhou MYL Commercial Service Co., Ltd and its subsidiaries, including contracts relating to the provision of services and certain shareholder rights and corporate governance matters.

The following is a summary of the material provisions of these agreements. For more complete information you should read these agreements in their entirety which are attached to this Form 8-K as exhibits.

Transfer of Ownership When Permitted by Law

Pursuant to the call option agreement by and among  MYL Business, MYL Commercial, MYL Commercial’s shareholders and subsidiaries dated as of May 1, 2009, each of MYL Commercial, MYL Commercial’s shareholders has granted MYL Business or its designee an exclusive option to purchase all or part of their equity interests in MYL Commercial and its subsidiaries, or all or part of the assets of MYL Commercial, in each case, at any time determined by MYL Business and to the extent permitted by PRC law.

Voting Arrangement

Pursuant to the voting rights proxy agreement by and among MYL Business , MYL Commercial, MYL Commercial’s shareholders and subsidiaries dated as of May 1, 2009, the shareholders of MYL Commercial and its subsidiaries have granted the personnel designated by MYL Business the right to appoint directors and senior management of MYL Commercial and its subsidiaries and to exercise all of their other voting rights as shareholders of MYL Commercial and its subsidiaries, as the case may be, as provided under the articles of association of each such entity. Under the voting rights proxy agreement, there are no restrictions on the number, to the extent allowed under the respective articles of association of MYL Commercial and its subsidiaries, or identity of those persons we can appoint as directors and officers.

Equity Pledge Agreement

Pursuant to the equity pledge agreement by and among MYL Business, MYL Commercial, MYL Commercial’s shareholders and subsidiaries, dated as of May 1, 2009, each of shareholders has pledged his or its equity interest in MYL Commercial  and its subsidiaries, as the case may be, to MYL Business to secure their obligations under the relevant contractual control agreements to which each is a party, including but not limited to, the obligations of MYL Commercial and its subsidiaries under the exclusive services agreement, call option agreement and voting rights proxy agreement entered into with MYL Business . Under this equity pledge agreement, shareholders have agreed not to transfer, assign, pledge or otherwise dispose of their interest in MYL Commercial or its subsidiaries, as the case may be, without the prior written consent of MYL Business.

Exclusive Services Agreement

Pursuant to the exclusive services agreement by and among MYL Business, MYL Commercial, and its subsidiaries, dated May 1, 2009, MYL Commercial and its subsidiaries irrevocably entrust to MYL Business the right of management and operation of MYL Commercial and its subsidiaries and the responsibilities and authorities of their shareholders and directors of MYL Commercial Subsidiaries. The service fee to be paid by MYL Commercial and its subsidiaries shall equal to 95% of their total income which can be waived by MYL Business from time to time in its sole discretion

DESCRIPTION OF SECURITIES

The Board of Directors of the Company is authorized to issue:

75,000,000 shares of Common Stock, $ 0.001 par value per share, of which 6,510,000 shares were outstanding before the Merger;

Common Stock.  The Company's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control.

MARKET PRICE AND DIVIDENDS ON COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Information regarding the market price of the Company’s common equity, payment of dividends, and other shareholder matters is set forth in is set forth under market for Common Equity and Related Stockholder Matter of  the Company’s Form S-1 registration statement, which was filed with the Securities and Exchange Commission on and went effective August 21, 2009 .

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and By-Laws of the Company have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Nevada Statutes. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 3.02   Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03    Material Modification to Rights of Security holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 4.01    Changes in Registrant’s Certifying Accountant

On February 12, 2010, the Company’s Board of Directors approved the change of its principal independent accountants. On such date, George Stewart, CPA was dismissed from serving as the Company’s principal independent accountants and on the same day, Stan Jeong-Ha Lee, CPA was engaged as the Company’s new principal independent accountants.

The Dismissal of George Stewart, CPA

George Stewart, CPA was the independent registered public accounting firm for the Company from May 9, 2008 to February 12, 2010. None of George Stewart, CPA’s reports on the Company’s financial statements, including its reports on the Company’s most recent fiscal year ended April 30, 2009 contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s  most recent fiscal year  ended April 30, 2009   and through the dismissal date of February 12, 2010, there were no disagreements with George Stewart, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of George Stewart, CPA, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which George Stewart, CPA served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided George Stewart, CPA with a copy of this disclosure and has requested that George Stewart, CPA furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from George Stewart, CPA addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this 8-K Report.

The Engagement of Stan Jeong-Ha Lee, CPA

Prior to February 12, 2010, the date that Stan Jeong-Ha Lee, CPA was retained as the principal independent accountants of the Company:

(1)           The Company did not consult Stan Jeong-Ha Lee, CPA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

(2)           Neither a written report nor oral advice was provided to the Company by Stan Jeong-Ha Lee, CPA that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3)           The Company did not consult Stan Jeong-Ha Lee, CPA regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.01    Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03   Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective immediately, the fiscal year of the Company shall be changed to end on December 31 from April 30

Item 5.06   Change in Shell Company Status

As a result of the consummation of the Merger described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01    Financial Statements and Exhibits

Financial Statements

Page
Consolidated Financial Statements of Surmounting Limit Marketing Adviser Limited for the period beginning April 23, 2009 to December 31, 2009 (Audited)	F-2

Notes to Consolidated Financial Statements (Audited)	F-7

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed on August 21, 2009.
3.2	Bylaws. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed on August 21, 2009.
10.1	Agreement and Plan of Merger dated February 12, 2010 among the Company and the shareholders of Magic Dream Enterprises Ltd. *
10.2	Exclusive Service Agreement *
10.3	Equity Pledge Agreement *
10.4	Call Option Agreement *
10.5	Shareholders’ Voting Rights Proxy Agreement *
10.6	Contract for Lease with Zhejiang Foreign Service Corporation Ningbo Branch *
10.7	Employment Contract with Kaien LIANG *
10.8	Employment Contract with Pokai HSU *
10.9	Employment Contract with Tingyuan CHEN *
10.10	Employment Contract with Shuiyuan HUNG *
10.11	Employment Contract with Chiayeh LIN *
10.12	Employment Contact with Zhiwei HUANG *
10.13	Employment Contact with Yan HAN *
10.14	Contract for Lease of Property with Weichao YAN, Xiaowei ZHU *
10.15	Contract for Lease of Property in Shanghai Prepared by Shanghai Administration for Property and Land Resource & Shanghai Administration for Industry and Commerce in November 2000 *
16.1	Consent from George Stewart, CPA dated February 12, 2010 *
16.2	Consent from Stan J.H. Lee CPA dated February 9, 2010 *

* Filed herewith.
** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010

By:	/s/ Kaien Liang
Name: Kaien Liang Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed on August 21, 2009.
3.2	Bylaws. Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed on August 21, 2009.
10.1	Agreement and Plan of Merger dated February 12, 2010 among the Company and the shareholders of Magic Dream Enterprises Ltd. *
10.2	Exclusive Service Agreement *
10.3	Equity Pledge Agreement *
10.4	Call Option Agreement *
10.5	Shareholders’ Voting Rights Proxy Agreement *
10.6	Contract for Lease with Zhejiang Foreign Service Corporation Ningbo Branch *
10.7	Employment Contract with Kaien LIANG *
10.8	Employment Contract with Pokai HSU *
10.9	Employment Contract with Tingyuan CHEN *
10.10	Employment Contract with Shuiyuan HUNG *
10.11	Employment Contract with Chiayeh LIN *
10.12	Employment Contact with Zhiwei HUANG *
10.13	Employment Contact with Yan HAN *
10.14	Contract for Lease of Property with Weichao YAN, Xiaowei ZHU *
10.15	Contract for Lease of Property in Shanghai Prepared by Shanghai Administration for Property and Land Resource & Shanghai Administration for Industry and Commerce in November 2000 *
16.1	Consent from George Stewart, CPA dated February 12, 2010 *
16.2	Consent from Stan J.H. Lee CPA dated February 9, 2010 *

* Filed herewith.
** To be filed by amendment.

SURMOUNTING LIMIT MARKETING ADVISER LIMITED

Consolidated Financial Statements

As of December 31, 2009 and for the Period from
April 23, 2009 ( Inception) to December 31, 2009

Stan J.H. Lee, CPA
2160 North Central Rd.  Suite 203 tFort Lee  t NJ 07024
P.O. Box 436402  t San Ysidro  t CA 92143
619-623-7799 Fax 619-564-3408  E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management of
 Surmounting Limit Marketing Adviser Limited;

We have audited the accompanying balance sheets of Surmounting Limit Marketing Adviser Limited as of December 31, 2009 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from April 23, 2009 ( its inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surmounting Limit Marketing Adviser Limited. as of  December 31, 2009 , and the results of their operations and its cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ Stan J.H. Lee, CPA
__________________________________
Stan J.H. Lee, CPA

January 29, 2010
Fort Lee, NJ 07024

SURMOUNTING LIMITED MARKETING ADVISER LIMITED
Consolidated Statements of Financial Position

ASSETS
		As of December 31	As of December 31
	NOTE	2009	2009

CURRENT ASSETS		(in USD)	(in RMB)
Cash	NOTE 2-g	$6,381,770	¥43,576,000
Accounts receivable		33,324	227,540
Prepaid accounts		731,365	4,993,904
Other current assets ( Deposits and advances)		1,008,565	6,886,683

TOTAL CURRENT ASSETS		8,155,024	55,684,127

Property and equipment - net of accumulated depreciation of $ 7,134	NOTE 3	87,369	596,576
Real property rights held for investment		91,505	624,817

TOTAL OTHER ASSETS		178,874	1,221,393

TOTAL ASSETS		$8,333,898	¥56,905,520

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Minority Interest		(94,955)	- ¥ 648,669
Commitments and Contingencies	NOTE 11

CURRENT LIABILITIES
Advance from customers	NOTE 4	$3,628,810	24,778,237
Accrued wages and benefits		90,419	617,399
Corporation income and business taxes payable	NOTE 5	537,541	3,670,438
Other payables		592,788	4,047,675

TOTAL CURRENT LIABILITIES		4,849,558	33,113,749

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	NOTE 6	87,871	600,000
Statutory reserve		358,026	2,445,822
Retained earnings		3,131,806	21,394,618
Other comprehensive loss - foreign currency translation	NOTE 8	1,591	-
		-
TOTAL STOCKHOLDERS' EQUITY		3,579,295	24,440,440

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		$8,333,898	¥56,905,520

The accompanying notes are an integral part of these consolidated financial statements.

SURMOUNTING LIMITED MARKETING ADVISER LIMITED
Consolidated Statements of Operations
		From inception	From inception
		( April 23,2009) to	( April 23,2009) to
		December 31	December 31
	NOTE	2009	2009
		(in USD)	(in RMB)
Revenue	NOTE 2-l& 10	$9,140,166	¥62,440,133
Less) Tax on operating income		(466,149)	(3,184,447)

TOTAL NET REVENUE		8,674,017	59,255,686

COST OF REVENUES		2,861,710	19,549,485

GROSS PROFIT		5,812,307	39,706,201
		-

OPERATING COSTS
Selling expenses		65,345	446,400
General and administrative expenses		902,629	6,166,220
Depreciation expense	NOTE 3	7,134	48,736

Total Operating Costs		975,108	6,661,356

OPERATING INCOME (LOSS)		4,837,199	33,044,845

OTHER INCOME & (EXPENSES)

Donation for earthquake relief		(146,383)	(1,000,000)
Non operating expense		(9,140)	(62,440)
Interest income		1,577	10,773

Total Other Income & (Expenses)		(153,946)	(1,051,667)

NET INCOME BEFORE INCOME TAX & BENEFIT		4,683,253	31,993,178

Current income taxes	NOTE 5	(1,193,421)	(8,152,739)
Minority interest, net of taxes		(182,784)	(1,248,669)

NET INCOME		$3,307,048	¥22,591,770

COMPREHENSIVE LOSS:
Unrealized foreign currency translation loss	NOTE 8	1,591	-

COMPREHENSIVE LOSS		$3,308,639	22,591,770

EARNINGS PER SHARE - BASIC & DILUTED	NOTE 2-p	$330.70	2,259
			¥

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING		10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

SURMOUNTING LIMITED MARKETING ADVISER LIMITED
Consolidated Statements of Stockholders' Equity (Deficit)

in USD
							Total
	Common Shares	Common Stock	Capital Surplus	Statutory Reserve	Retained Earnings	Other Item	Stockholders' Equity

Balance, April 23, 2009 ( Inception)		$87,871	$-		-	-	$87,871

Net Income for the period					3,672,616		3,672,616
Minority Interest, net of changes					(182,784)		(182,784)
Transfer to statutory reserve				358,026	(358,026)		-
							-
Foreign currency translation adjustment						1,591	1,591

Balance, December 31, 2009		$87,871	$-	358,026	$3,131,806	$1,591	$3,579,295

in RMB
							Total
	Common Shares	Common Stock	Capital Surplus		Retained Earnings	Other Item	Stockholders' Equity

Balance, April 23, 2009 ( Inception)		¥600,000	-		-	-	¥600,000

Net Income for the period					24,489,109		24,489,109
Minority interest, net of changes					(648,669)		(648,669)
Transfer to statutory reserve				2,445,822	(2,445,822)		-
						-	-

Balance, December 31, 2009		¥600,000	-	¥2,445,822	¥21,394,618	$-	¥24,440,440

The accompanying notes are an integral part of these consolidated financial statements.

SURMOUNTING LIMITED MARKETING ADVISER LIMITED
Consolidated Statements of Cash Flows

	From inception	From inception
	( April 23,2009) to	( April 23,2009) to
	December 31	December 31
	2009	2009

CASH FLOWS FROM OPERATING ACTIVITIES	in USD	in RMB
Net income ( including minority interest loss)	$3,489,832	¥23,840,440
Adjustments to reconcile net income to net cash provided by operating activities
Minority Interest	(94,955)	(648,669)
Depreciation of fixed assets	7,134	48,736
Decrease (increase) of accounts receivable	(33,324)	(227,540)
Decrease (increase) of prepaid accounts	(731,365)	(4,993,904)
Decrease (increase) of other current assets	(1,008,565)	(6,886,683)
Increase (decrease) of advance from customers	3,628,810	24,778,237
Increase (decrease) of accured wages	90,419	617,399
Increase (decrease) of corporation income and business taxes payable	537,541	3,670,438
Increase (decrease) of other payables	592,788	4,047,675

Net Cash Provided by (Used in) Operating Activities	6,478,315	44,246,129

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(94,503)	(645,312)
Acquisition of real property rights held for investment	(91,505)	(624,817)

Net Cash Provided by (Used in) Investing Activities	(186,008)	(1,270,129)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash from issuance of common stock	87,871	600,000

Net Cash Provided by (Used in) Operating Activities	87,871	600,000

Effect of exchange rate on cash	1,591	0

Net Increase (Decrease) in Cash	6,381,770	43,576,000

Cash at Beginning of Year	-

Cash at End of Year	$6,381,770	¥43,576,000

Supplemental Cash Flow Disclosures:

Cash paid during year for interest	$-	¥-

Cash paid during year for taxes	$1,193,421	¥8,152,739

The accompanying notes are an integral part of these consolidated financial statements.

Surmounting Limit Marketing Adviser Limited
Notes to Financial Statements
( in USD unless otherwise noted)
December 31, 2009

Note1. Organization and Nature of Business

Organization

Surmounting Limit Marketing Adviser Limited  ( the “Company”) was incorporated in Hong Kong under the Chapter 32 Companies Ordiance on October 17, 2007 as limited company. The Company has had no operation until it acquired Hangzhou MYL Business Adminstration Consulting Co. Ltd a People Republic of China ( “ PRC”) on April 23, 2009 through transfer of  shares to the Company.

Initial registered capital is $ 87,912 (600,000 RMB). The Company is wholly owned by Magic Dream Enterprises Ltd., incorporated in the British Virgin Islands as a BVI Business Company on March 26, 2009.

Nature of Business, Description of Services

The Company core business includes consulting on business administration, marketing strategy, designing of enterprise image, consulting on corporate investment and commerce, conference service, consulting on education information and professional training.

As of December 31, 2009, details of the Company’s subsidiaries and variable interest entity and its subsidiaries were as follows;

Name	Date of Incorporation or establishments	Place of incorporation	Percentage of ownership	Primary activities

Subsidiries of Surmounting Limit Marketing Adviser Limited

Most Wise Development Limited	October 8, 2009	Hong Kong	100%	Inactive
Hangzhou MYL Business Administration Co. Ltd	April 23, 2009	PRC Domestic	100%	Active - Training and consulting
Magic Yourlife Mentor Group Limited	December 2, 2009	Hong Kong	100%	Inactive
Top Creation International Investment Limited	October 5, 2009	Hong Kong	100%	Inactive
Top Wealth Capital Investment Limited	September 17, 2009	Hong Kong	100%	Inactive

Subsidiaries of Hangzhou MYL Business Administration Co. Ltd.

Shanghai MYL Consulting Co. Ltd.	September 4, 2009	PRC Domestic	100%	Inactive

Variable Interest Entities

Hangzhou MYL Commercial Service Co. Ltd.		PRC Domestic	100%	Active - Marketing and administration

Operating division of Hangzhou MYL Commercial Service Co. Ltd.

Hangzhou Gongshu MYL Training School		Unincorporated	100%	Inactive

2.  Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and the notes are the representation of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles ( “USGAAP”) and have been consistently applied in the preparation of the financial statements.

a) Consolidation of Variable Interest Entities (“VIE”)

Regulations of the PRC restrict direct foreign ownership of business entities providing educational services in the PRC where certain licenses are required. To comply with the PRC laws and regulations, the Company provides a significant portion of its services in China through its variable interest entity, Hangzhou MYL Commercial Service Co. Ltd., ( “ MYL Commercial” ) for which the Company is the primary beneficiary. The Company, through its wholly owned subsidiaries in China, has entered into exclusive technical and other services agreements with MYL Commercial  in May 2009, under which the Company provides technical and other services (the “Service Agreements”) to MYL Comercial  and its related entities in exchange for significantly all of the net income of MYL Commercial. As collateral to ensure MYL Commercial and its subsidiaries’ payments under the Service Agreements, the shareholders of MYL Commercial and its subsidiaries, through an equity pledge agreement dated May 2009, pledged all of their rights and interests in MYL Commercial and its subsidiaries, including voting rights and dividend rights, to the Company. In addition, the shareholders of MYL Commercial , through an exclusive option agreement, granted to the Company an exclusive, irrevocable and unconditional right to purchase part or all of the equity interests in MYL Commercial and its subsidiaries when the purchase becomes permissible under the relevant PRC Law.

Through the contractual agreements described above, MYL Commerical is a variable interest entity in accordance with Financial Accounting Standard Board (“FASB”) Interpretation No. 46 (revised) “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN 46R”) because the equity owners (1) lack the right to receive the expected residual returns of MYL Commercial and its subsidiaries, (2) lack the ability to make decisions about MYL Comemrcial and its subsidiaries’ activities that have a significant effect on their success, and (3) substantially all of MYL Commercial and its subsidiaries’ businesses are conducted on behalf of the Company. The Company is the primary beneficiary of MYL Commercial  because it holds all the variable interests in MYL Commercial. As a result, the accounts and operations of MYL Comemrcial and its subsidiaries are included in the accompanying consolidated financial statements effective as of the date of the above agreements. Because the Company and MYL Commercial  are under common control by the same shareholder group, MYL Commercial and its subsidiaries are accounted for as common control transfer and are consolidated on a carryover basis.

b) Basis of Presentation and Consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31. The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and its variable interest entity, Hangzhou MYL Commercial Service Co. Ltd. And its operating division. All inter-company transactions and balances have been eliminated upon consolidation.

c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, donated expenses, and deferred income tax valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d) Reclassification

It is the Company’s accounting policy that certain account reclassifications are made to the financial statements of the prior year in order to conform to classifications used in the current year. These changes had no impact on previously stated financial statements of the Company.

e) Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2009, the Company’s only component of comprehensive income consisted of foreign currency translation adjustments.

f) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g) Concentration of Credit Risks

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash with high credit quality financial institutions in China.  The Company has not experienced any losses in such bank accounts through December 31, 2009.  At December 31, 2009,   our bank deposits were as follows:

Country	12/31/2009

China	$6,381,770
Total cash and cash equivalents	$6,381,770

In an effort to mitigate any potential risk, the Company periodically evaluates the credit quality of the financial institutions at which it holds deposits.

h) Property and Equipment

Property and equipment consists of furniture, office equipment, computer equipment and software and leasehold improvement, is recorded at cost. The property and equipment other than leasehold improvement is depreciated on a straight line basis over an estimated useful life of three years. Leasehold improvement is depreciated on a straight line basis over the lease period.

i) Land use rights, net

Land use rights are recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the estimated useful lives which are generally 50 years and represent the shorter of the estimated usage periods or the terms of the agreements.

j) Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

k) Financial Instruments and Fair Value Measures

SFAS No. 157 “Fair Value Measurements” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. SFAS No. 157 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. SFAS No. 157 prioritizes the inputs into three levels that may be used to measure fair value:

l) Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the delivery of professional services and  records revenues when the services are completed, already collected or collectability is reasonably assured, there is no future obligation and there is remote chance of future claim or refund to the customers. It is reported net of business taxes and refunds.

Revenue is recognized when risk of ownership and title pass to the buyer, generally upon the delivery of professional services.  Pricing is fixed and determinable according to the Company’s published brochures and price lists.

m) Advertising costs

The Company expenses advertising costs as  incurred. The total advertising expense were USD $ 65,345 and have been included as part of selling an marketing expenses.

n) Income Taxes

Income taxes are provided in accordance with the FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is entirely dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

o) Foreign Currency Translation

The Company’s functional currency is the Chinese RMB. The financial statements are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in United States dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

p) Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification (“ASC”). The ASC specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Basic and diluted earnings per common share have been computed based on the following as of December 31, 2009;

12/31/2009
Basic:
Numerator, net income	$3,307,048

Denominator: Average number of common shares outstanding	10,000
Basic earnings per common share	$330.70
Diluted

Numerator, net income	$3,307,048

Denominator: Average number of common shares outstanding	10,000

Effect of dilutive stock optioins - Not Applicable	--

Diluted earnings per common share	$330.70

q) Stock-based Compensation

The Company records stock-based compensation in accordance with the FASB Accounting Standards Classification using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

r) Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Note 3. Property and Equipment

Fixed assets are summarized by classifications as follows

Major classes of property, plant, and equipment are:

12/31/2009

Computer and electronics equipment	39,170
Other equipment	8,042
Leasehold improvements	$47,291
94,503
(Less) accumulated depreciation	(7,134)

Property and equipment, net	$87,369

Depreciation expense was $ 7,134 for the period ended December 31, 2009.

Note 4. Advance from Customers

The company customarily receive deposit from customers in anticipation of future training sessions.

Advance from customer is refundable in case if the training doesn’t occur within the specified time. Advance becomes earned revenue when the trainings are conducted and completed.  Refund made to customers for the period is negligible and immaterial amount.

As of December 31, 2009, the balance of advance from customers was $ 3,542,404.

Note 5. Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax asset related to the Canada net operating loss carryforward has been fully offset by a valuation allowance. The Company is governed by the Income Tax Law of the Chinese government.

Note 6. Capital Stock

The company is authorized to issue unlimited shares of common stocks  , no value share. As of December 31, 2009 , there was 10,000 common share issued and outstanding and registered amount of capital was $ 87,871.

Note 7. Related Party Transactions

Agreements Among Us, Hangzhou MYL Business Administration Consulting Co., Ltd., Hangzhou MYL Commercial Service Co., Ltd. and Its Subsidiaries

We have entered into a series of contractual arrangements with Hangzhou MYL Commercial Service Co., Ltd and its subsidiaries, including contracts relating to the provision of services and certain shareholder rights and corporate governance matters.

The following is a summary of the material provisions of these agreements.

Transfer of Ownership When Permitted by Law

Pursuant to the call option agreement by and among MYL Business, MYL Commercial, MYL Commercial’s shareholders and subsidiaries dated as of May 1, 2009, each of MYL Commercial, MYL Commercial’s shareholders has granted MYL Business or its designee an exclusive option to purchase all or part of their equity interests in MYL Commercial and its subsidiaries, or all or part of the assets of MYL Commercial, in each case, at any time determined by MYL Business and to the extent permitted by PRC law.

Voting Arrangement

Pursuant to the voting rights proxy agreement by and among MYL Business , MYL Commercial, MYL Commercial’s shareholders and subsidiaries dated as of May 1, 2009, the shareholders of MYL Commercial and its subsidiaries have granted the personnel designated by MYL Business the right to appoint directors and senior management of MYL Commercial and its subsidiaries and to exercise all of their other voting rights as shareholders of MYL Commercial and its subsidiaries, as the case may be, as provided under the articles of association of each such entity. Under the voting rights proxy agreement, there are no restrictions on the number, to the extent allowed under the respective articles of association of MYL Commercial and its subsidiaries, or identity of those persons we can appoint as directors and officers.

Equity Pledge Agreement

Pursuant to the equity pledge agreement by and among MYL Business, MYL Commercial, MYL Commercial’s shareholders and subsidiaries, dated as of May 1, 2009, each of shareholders has pledged his or its equity interest in MYL Commercial and its subsidiaries, as the case may be, to MYL Business to secure their obligations under the relevant contractual control agreements to which each is a party, including but not limited to, the obligations of MYL Commercial and its subsidiaries under the exclusive services agreement, call option agreement and voting rights proxy agreement entered into with MYL Business . Under this equity pledge agreement, shareholders have agreed not to transfer, assign, pledge or otherwise dispose of their interest in MYL Commercial or its subsidiaries, as the case may be, without the prior written consent of MYL Business.

Exclusive Services Agreement

Pursuant to the exclusive services agreement by and among MYL Business, MYL Commercial, and its subsidiaries, dated May 1, 2009, MYL Commercial and its subsidiaries irrevocably entrust to MYL Business the right of management and operation of MYL Commercial and its subsidiaries and the responsibilities and authorities of their shareholders and directors of MYL Commercial Subsidiaries. The service fee to be paid by MYL Commercial and its subsidiaries shall equal to 95% of their total income which can be waived by MYL Business from time to time in its sole discretion

Note 8. Foreign Currency Translation

Accounting for the Company is conducted in Chinese RMB currency.  As per our audit, we convert figures on a period basis in accordance with FASB # 52.  The functional currency is in Chinese RMB currency.  The Companies balance sheets as of December 31, 2009 were translated at their period ended rate of 6.8282 (Chinese currency to US currency). Statements of operations and cash flows were reported on the weighted average for the period from April 23, 2009 to December 31, 2009  as required by FASB # 52. at the rate of  6.8314 (Chinese currency to US currency).

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2009 was $1,591. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated comprehensive loss.

Note 9. Operating Risk

(a) Concentration of credit risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash.   The Company places its cash with financial institutions with high credit ratings.

(b) Country risk

Revenues of the Company are mainly derived from the sale in China. The Company hopes to expand its operations to other Cities and Provinces in China, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of China could have a material adverse effect on the Company's financial condition.

(c) Product risk

The Company might have to compete with larger companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel.  There can be no assurance that Company will remain competitive should this occur.

(d) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of  Chinese RMB were converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(e) Key personnel risk

The Company's future success depends on the continued services of few individuals and  loss of one or several of their service would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key man insurance on their life but plan to implement in near future. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees.

Note 10. Segment Information

The following information is presented in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. In period ended December 31, 2009  , the Company operated in single reportable business segments, professional training.

The Company's reportable segments are strategic business units that offer different products. The Company's reportable segments, although integral to the success of the others, offer distinctly different products and services and require different types of management focus. As such, these segments are managed separately.

Condensed information with respect to these reportable business segments for the period is as follows:

Income from Training - gross	$9,140,166

Note 11. Commitments and Contingencies

11.1  Lease Commitments

Company leases its  office space  in Shanghai and Hangzhou  China which expires on September 30, 2011 and April 26, 2009, respectively Its total monthly minimum rental is $ 29,597.

The minimum obligations under such commitments for the years ending December 31 ( unless otherwise stated) until its expiration are;

Year 2010	$348,664
Year 2011	$259,060

Company also leases several residential properties to house key employees under short-term rental agreements which expires throughout the year 2010. Its total monthly minimum rental is $ 24,153.

Rental expense for the period ended December 31, 2009 were $ 239,399.

11.2   Litigation

None

11.3 Employment agreements

The Company has employment contracts with several key employees, Rocky Liang, Albert Hsu, Sam Hong, Jack Chen and Tracy Lin. Each of the employment contract commenced on April 1, 2009 and has no definite termination date. Respective contract provides for regular salary but no mention of bonus or other in-kind compensation.

Note 12. Subsequent Event

There is no reportable subsequent event as of the date of auditor’s report, January 29, 2010.

Surmounting Limit Marketing Adviser Limited
Additional Information – Condensed Financial Statements Schedule 1
Financial Information of
Hangzhou MYL Business Administration Co. Ltd. – consolidated basis
( in USD unless otherwise noted)
December 31, 2009

SURMOUNTING LIMIT MARKETING ADVISER LIMITED
Consolidated Statements of Financial Position

ASSETS
	As of December 31	As of December 31
	2009	2009

CURRENT ASSETS	(in USD)	(in RMB)
Cash	$4,238,049	¥28,938,246
Other receivables	573,750	3,917,679
Prepaid accounts	731,365	4,993,904

TOTAL CURRENT ASSETS	5,543,164	37,849,829

Property for investment	91,505	624,817
Property and equipment - net of accumulated depreciation of $ 555	85,473	583,625

Long-term investment

TOTAL OTHER ASSETS	176,978	1,208,442

TOTAL ASSETS	$5,720,142	¥39,058,271

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

COMMITMENTS AND CONTINGENCIES

CURRENT LIABILITIES
Advance from customers	$1,563,827	¥10,678,121
Accrued wages and benefits	90,419	617,399
Corporation income and business taxes payable	481,249	3,286,062
Other payables	5,268	36,249

TOTAL CURRENT LIABILITIES	2,140,762	14,617,831

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	87,912	600,000
Additional paid-in capital		-
Statutory reserve	358,026	2,445,822.00
Retained earnings	3,131,806	21,394,618
Other comprehensive loss - foreign currency	1,635	-

TOTAL STOCKHOLDERS' EQUITY	3,579,379	24,440,440

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,720,142	¥39,058,271

The accompanying notes are an integral part of these consolidated financial statements.

SURMOUNTING LIMIT MARKETING ADVISER LIMITED
Consolidated Statements of Operations

	From inception	From inception
	( April 23,2009) to	( April 23,2009) to
	December 31, 2009	December 31, 2009

	(in USD)	(in RMB)
Revenue	$9,142,709	¥62,440,133
Less) Tax on operating income	(466,278)	(3,184,447)

TOTAL REVENUE	8,676,431	59,255,686

COST OF REVENUES	2,861,710	19,549,485

GROSS PROFIT	5,813,925	39,706,201

OPERATING COSTS
Operating expenses	65,363	446,400
Adminstration expenses	902,807	6,165,720
Depreciation expense	7,136	48,736

Total Operating Costs	975,307	6,660,856

OPERATING INCOME (LOSS)	4,838,619	33,045,345

OTHER INCOME & (EXPENSES)

Non operating expense	155,566	1,062,440
Interest expense	(1,560)	(10,651)

Total Other Income & (Expenses)	154,007	1,051,789

NET INCOME BEFORE INCOME TAX & BENEFIT	4,684,612	31,993,556

Current income taxes	(1,193,753)	(8,152,739)

NET INCOME	$3,490,858	¥23,840,817

COMPREHENSIVE LOSS:
Unrealized foreign currency translation loss	1,635

COMPREHENSIVE LOSS	$3,492,493	€23,840,817

EARNINGS PER SHARE - BASIC & DILUTED	N/A	N/A

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	N/A	N/A

The accompanying notes are an integral part of these consolidated financial statements.

Surmounting Limit Marketing Adviser Limited

Notes to Additional Information

1.	BASIS FOR PREPARATION

The condensed financial information of the Company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the Company used the equity method to account for investments in its subsidiaries and variable interest entity.

2.	INVESTMENTS IN SUBSIDIARIES AND VARIABLE INTEREST ENTITY

The Company and its subsidiaries and variable interest entity were included in the consolidated financial statements where the inter-company balances and transactions were eliminated upon consolidation. For purpose of the Company’s stand-alone financial statements, its investments in subsidiaries and variable interest entity were reported using the equity method of accounting. The Company’s share of income and losses from its subsidiaries and variable interest entity were reported as equity in earnings of subsidiaries and variable interest entity in the accompanying parent company financial statements.